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Exhibit 8(e):  Participation Agreement, as amended, by and among Companion Life
Insurance Company and Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc.
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                            PARTICIPATION AGREEMENT

                                     Among

                       PIONEER VARIABLE CONTRACTS TRUST,
                        PIONEER FUNDS DISTRIBUTOR, INC.

                                      and

                       COMPANION LIFE INSURANCE COMPANY


     THIS AGREEMENT, made and entered into as of this 1st day of May, 1997 by and among Companion Life Insurance Company (hereinafter, the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and the undersigned fund, a business trust organized under the laws of Delaware (hereinafter the "Fund") and Pioneer Funds Distributor, Inc., the Fund's distributor (hereinafter the "Distributor"), a Massachusetts corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Distributor (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series or classes of shares, each designated a "Portfolio" and each series of shares representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(l5) and 6e-3(T) (b)(l5) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, Pioneering Management Corporation (hereinafter referred to as the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act, and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Distributor is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual

                                       1
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written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor as follows:

ARTICLE I.  Sale of Fund Shares
            -------------------

     1.1 The Distributor agrees to sell to the Company those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.

     1.2 The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by the Company and on behalf of the Account on Business Days as defined in Section 1.5, and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange (the "Exchange") is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

     1.3 The Fund and the Distributor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and certain qualified pension plans, as may be permitted by Section 817 of the Internal Revenue Code of 1986, as amended. No shares of any Designated portfolios will be sold to the general public. The Fund and the Distributor will not sell Fund shares to any insurance company, separate account or qualified plan unless an agreement containing provisions substantially the same as Article VII, as it may be amended from time to time, of this Agreement is in effect to govern such sales.

     1.4 The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

     1.5 For purposes of Section 1.1 and 1.4, the Company shall be the agent of the Fund for the limited purpose of receipt of purchase and redemption orders from the Account, and receipt by such agent on any Business Day shall constitute receipt by the Fund; provided that the Company receives the order by the close of regular trading on the Exchange, normally 4:00 p.m. Boston time and the Fund receives notice of such order by 11:00 a.m. Boston time on the next following Business Day. "Business Day" shall mean any day on which the Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.6 The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.

     1.7 The Company shall pay for Fund shares on the same Business Day an order to purchase Fund shares is made in accordance with the provisions of
Section 1.5 hereof. Payment shall be in federal funds transmitted by wire to the Fund to be received by 11:00 a.m. Boston Time of the Business Day the Fund is notified of the purchase order for Fund shares. If payment in Federal Funds for any purchase is not received or is received by the Fund after 11:00 a.m. Boston time on such Business Day, the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

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     1.9   The Fund shall furnish notice as soon as reasonably practicable (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10 The Fund shall make the net asset value per share for each Designated Portfolio available to the Company as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time each Business Day.

     1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and certain qualified plans (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies; provided, however, that (a) the Company gives the Fund and the Distributor 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (b) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Distributor prior to their signing this Agreement; or (c) the Fund or Distributor consents to the use of such other investment company, such consent not to be unreasonably withheld.

ARTICLE II.  Representations and Warranties
             ------------------------------

     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New York insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor.

     2.3 The Fund currently does not make any payments to finance distribution expenses pursuant to Rule l2b-l under the 1940 Act, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule l2b-l, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule l2b-I under the 1940 Act to finance distribution expenses.

     2.4 The Fund makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees, and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the Fund's investment policies, fees, and expenses are and shall at all times remain in compliance with the laws of the State of New York to the extent required to perform this Agreement.

     2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

     2.6 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with the laws of any applicable state and federal securities laws.

     2.7 The Distributor, on behalf of the Adviser, represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its

                                       3
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obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

     2.8 The Fund and the Distributor represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule l7g-(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.9 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $2 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond will be held by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify in writing the Fund and the Distributor in the event that such coverage no longer applies. The Company agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by the Company and dealing with the money and/or securities of the Fund maintain a similar bond or coverage in a reasonable amount.

ARTICLE III. Prospectuses and Proxy Statements: Voting
             -----------------------------------------

     3.1 The Distributor shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Contract owners who are also indirect shareholders of the Fund, and the Company shall bear the expense of printing copies of the Fund's prospectuses that are used in connection with offering the contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Company's expense).

     3.2 The Fund's prospectus shall state that the Statement of Additional Information ("SAI") for the Fund is available from the Company, and the Distributor (or the Fund), at its expense, shall print and provide a copy of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

     3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

     3.4   If and to the extent required by law, the Company shall:

           (i)    solicit voting instructions from Contract owners;

           (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

           (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.5 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

     3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders (which, for these purposes, shall be the persons having a voting interest in the shares of a Designated Portfolio), and in

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particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 as not to require such meeting), or, if annual meetings are not held, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

     3.7 The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE IV. Sales Material and Information
            ------------------------------

     4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Portfolio thereof) or the Adviser or the Distributor is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within fifteen Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such material, and no such material shall be used if the Fund or its designee so object.

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Distributor, except with the permission of the Fund or the Distributor or the designee of either.

     4.3 The Fund, Distributor, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops or uses and in which the Company, and/or its Account, is named at least fifteen Business Days prior to its use. No such material shall be used if the Company reasonably objects to such use within fifteen Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such material, and no such material shall be used if the Company so objects. Neither the Fund nor the Distributor has a current intention to develop or use sales literature or other promotional material that names the Company and/or its Account.

     4.4 The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios of the Fund or its shares, contemporaneously with the filing of such document(s) with the SEC or other regulatory authorities.

     4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC or other regulatory authorities.

     4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund the Designated Portfolios of the Fund or the Company's

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relationship to the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, proxy materials.

ARTICLE V.   Fees and Expenses
             -----------------

     5.1 The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule l2b-l to finance distribution expenses, then the Fund or the Distributor may make payments to the Company or to the underwriter for the contracts if and in amounts agreed to by the Distributor in writing. Payments as may otherwise be made by the Distributor will be made, if and in the amounts agreed to by the Distributor in writing, out of fees otherwise payable to the Distributor, past profits of the Distributor, or other resources available to the Distributor. No such payments shall be made directly by the Fund. Nothing herein shall prevent the parties from otherwise agreeing to perform, and arranging for appropriate compensation for other services relating to the Fund and/or to the Accounts.

     5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund to the extent permitted by law. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Company shall not bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

     5.3 The Company shall bear the expenses of distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.  Diversification and Qualification
             ---------------------------------

     6.1 Assuming that the Contracts comply with paragraph 6.3 below, the Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the Code and Treasury Regulation (S)1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817.5.

     6.2 Assuming that the Contracts comply with paragraph 6.3 below, the Fund represents that it and each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     6.3 Assuming that the Designated Portfolios in which the Account invests comply with paragraphs 6.1 and 6.2 above, the Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions to the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as modified endowment contract.

ARTICLE VII. Potential Conflicts
             -------------------

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     7.1   The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: 1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

     7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.7 If and to the extent the Shared Funding Order contains terms and conditions different from Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3 and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Shared Funding Exemptive Order, and Sections 3.3, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of the Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification
               ---------------

     8.1   Indemnification by the Company
           ------------------------------

     8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Distributor, and each of its directors and officers and each person, if any, who controls the Fund or Distributor within the meaning of Section 15 of the 1933 Act (except for those persons who are not associated with the Distributor, Adviser, or any of their affiliates or subsidiaries) (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI or the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, SAI or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

     (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

     8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

     8.2   Indemnification by the Distributor
           ----------------------------------

     8.2(a). The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts; and

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI, or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated herein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus, or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, Adviser, Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Fund; or

     (iv) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

     8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof; with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3  Indemnification by the Fund
     ---------------------------

     8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

     (i) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

     8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Distributor or the Account, whichever is applicable.

     8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). The Company and the Distributor agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of share of the Fund.

ARTICLE IX. Applicable Law
            --------------

     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Termination
            -----------

     10.1 This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months' advance written notice delivered to the other parties; or

     (b) termination by the Company by prior written notice to the Fund and the Distributor with respect to any Designated Portfolio based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by prior written notice to the Fund and the Distributor with respect to any Designated Portfolio in the event any of such Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Fund or Distributor in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

     (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or

     (f) termination by the Company by written notice to the Fund and the Distributor with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

     (g) termination by the Fund or Distributor by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Article VI hereof, or if the Fund or Distributor reasonably believes that such Contracts may fail to so qualify; or

     (h) termination by either the Fund or the Distributor by written notice to the Company, if either one or both of the Fund or the Distributor respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (i) termination by the Company by written notice to the Fund and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     10.2  Effect of Termination.  Notwithstanding any termination of this
           ---------------------
Agreement, the Designated Portfolios of the Fund and the Distributor shall, at the option of the Company, continue to make available additional shares of the Designated Portfolios of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Designated Portfolios the Fund, redeem investments in the Designated Portfolios of the Fund and/or invest in the Designated Portfolios of the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this
Section 10.2 shall not apply to any termination under Section 10.1(g) of this Agreement.

     10.3 The Company shall not redeem Fund shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Distributor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Distributor) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Distributor 90 days notice of its intention to do so.

ARTICLE XI.  Notices
             -------

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                    If to the Fund:

                         The Pioneer Group, Inc.
                         60 State Street, 19th Floor
                         Boston, Massachusetts 02109-1820
                         Attn: Robert P. Nault, General Counsel
                         ph:   617/742-7825
                         fax:  617/422-4293

                    If to the Company:

                         Companion Life Insurance Company
                         Mutual of Omaha Plaza, 3-Law
                         Omaha, Nebraska 68175-1008
                         Attention: Variable Products Counsel
                         ph:   402/351-5087
                         fax:  402/351-5906

                    If to Distributor:

                         Pioneer Funds Distributor, Inc.
                         60 State Street, 17th Floor
                         Boston, Massachusetts 02109-1820
                         Attn: Steven Graziano, Senior Vice President
                         ph:   617/742-7825
                         fax:  617/422-4275

ARTICLE XII.  Miscellaneous
              -------------

     12.1 All references herein to the "Fund" are to the undersigned Fund. All references herein to the "Adviser" relate solely to the Adviser of a Designated Portfolio of the Fund, as appropriate. All persons dealing with the Fund must look solely to the property of the Fund and the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and Distributor for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

     12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

     12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity and variable life operations of the Company are being conducted in a manner consistent with the New York variable annuity laws and regulations and any other applicable law or regulations.

     12.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.8 This Agreement may not be added to or changed orally, and may not be modified except by written agreement of all the parties, such agreement not to be unreasonably withheld.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY:                      COMPANION LIFE INSURANCE COMPANY

                              By:  /s/ Richard A. Witt
                                   -------------------------------
                              Title: Second Vice President & Assistant Treasurer
                              Date:

FUND:                         PIONEER VARIABLE CONTRACTS TRUST
                              By its authorized officer

                              By:_________________________________

                              Title: Chairman
                              Date:

DISTRIBUTOR:                  PIONEER FUNDS DISTRIBUTOR, INC.

                              By:  /s/ Robert L. Brute
                                   ------------------------------
                              Title: President
                              Date:

                                                               As of May 1, 1997



                                  SCHEDULE A


                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATING AGREEMENT

--------------------------------------------------------------------------------------------------------------
          Name of Separate              Companion Life Insurance Company   Companion Life Insurance Company
          Account and Date                     Separate Account C                Separate Account B
  Established by Board of Directors           Established 2/18/94                Established 8/27/97
  ---------------------------------
--------------------------------------------------------------------------------------------------------------
           Policies Funded                     Variable Annuity                   Variable Life
         by Separate Account                      #729Y-1/96                        #745Y-6/97
         -------------------

--------------------------------------------------------------------------------------------------------------

             Portfolios                                Pioneer Variable Contracts Trust
       Applicable to Policies                              Capital Growth Portfolio
       ------------------------                          Real Estate Growth Portfolio

--------------------------------------------------------------------------------------------------------------

                                AMENDMENT NO. 1

This is an Amendment to the Participation Agreement (Agreement) dated May
1, 1997, among The Pioneer Group, Inc. (the Fund), Pioneer Funds Distributor, Inc. (the Distributor) and Companion Life Insurance Company (the Company). This Amendment is effective August 1, 1999.

The Fund, Distributor and the Company hereby agree to replace the Schedule A of the Agreement by inserting the following in its entirety.

Schedule A
----------

Name of Separate Account and              Contracts Funded by   Designated Portfolios
Date Established by Board of Directors    Separate Account
Companion Life Insurance Company          729Y-1/96             Pioneer Variable Contracts Trust
Separate Account C (2-18-94)              6500L-0898            Capital Growth Portfolio
(Variable Annuities)                                            Real Estate Growth Portfolio

Companion Life Insurance Company          745Y-6/97             Pioneer Variable Contracts Trust
Separate Account B (8-27-97)                                    Capital Growth Portfolio
(Variable Life)                                                 Real Estate Growth Portfolio

Signed by the parties:


                                   Companion Life Insurance Company
                                   By its authorized officer,

                                   By:     /s/ Richard A. Witt
                                       ------------------------------------
                                   Title:  Assistant Treasurer
                                   Date:   July 22, 1999

                                   Pioneer Variable Contracts Trust
                                   By its authorized officer,

                                   By: ____________________________________
                                   Title:  Trustee and Executive President
                                   Date:   November 13, 1999

                                   Pioneer Funds Distributor, Inc.
                                   By its authorized officer,

                                   By:     /s/ Steven M. Graziano
                                       ------------------------------------
                                   Title:  Executive Vice President
                                   Date:   November 15, 1999

                                AMENDMENT NO. 2


This is Amendment Number 2 (Amendment) to the Participation Agreement (Agreement) dated May 1, 1997, among Pioneer Variable Contracts Trust (the
Fund), Pioneer Funds Distributor, Inc. (the Distributor) and Companion Life Insurance Company (the Company). This Amendment is effective January 3, 2000.

The Fund, the Distributor and the Company hereby agree to replace the Schedule A of the Agreement, which was most recently amended effective August 1, 1999, by inserting the following in its entirety.

Schedule A
----------

Name of Separate Account and                 Contracts Funded by      Designated Portfolios
Date Established by Board of Directors       Separate Account
Companion Life Insurance Company             729Y-1/96                Pioneer Variable Contracts Trust
Separate Account C (2-18-94)                 6500L-0898               Capital Growth Portfolio - Class I
Variable Annuities)                                                   Real Estate Growth Portfolio - Class I
                                                                      Growth Shares Portfolio - Class II
                                                                      Growth and Income Portfolio - Class II
                                                                      Equity Income Portfolio - Class II

Companion Life Insurance Company             745Y-6/97                Pioneer Variable Contracts Trust
Separate Account B (8-27-97)                                          Capital Growth Portfolio - Class I
(Variable Life)                                                       Real Estate Growth Portfolio - Class I
                                                                      Growth Shares Portfolio - Class II
                                                                      Growth and Income Portfolio - Class II
                                                                      Equity Income Portfolio - Class II

Signed by the parties:


                                   Companion Life Insurance Company
                                   By its authorized officer,

                                   By:    /s/ Richard A. Witt
                                       ------------------------------------
                                   Title: Assistant Treasurer
                                   Date:  February 14, 2000

                                   Pioneer Variable Contracts Trust
                                   By its authorized officer,

                                   By: ____________________________________
                                   Title:
                                   Date:

                                   Pioneer Funds Distributor, Inc.
                                   By its authorized officer,

                                   By:    /s/ Steven M. Graziano
                                       ------------------------------------
                                   Title: Executive Vice President
                                   Date: